UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2020
MGM Growth Properties LLC
MGM Growth Properties Operating Partnership LP
(Exact name of registrant as specified in its charter)

Delaware	(MGM Growth Properties LLC)	001-37733	47-5513237
Delaware	(MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
1980 Festival Plaza Drive, Suite 750, Las Vegas, Nevada 89135
(Address of principal executive offices – Zip Code)
(702) 669-1480
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares of MGM Growth Properties LLC, No Par Value	MGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

MGM Growth Properties LLC	☐
MGM Growth Properties Operating Partnership LP	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGM Growth Properties LLC	☐
MGM Growth Properties Operating Partnership LP	☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 30, 2020, the Board of Directors (the “Board”) of MGM Growth Properties LLC (the “Company”) appointed Kathryn Coleman and Charles Irving as members of the Board, effective July 1, 2020. Ms. Coleman was also appointed to the audit committee of the Board. There is no arrangement or understanding between Ms. Coleman or Mr. Irving and any other persons pursuant to which either was selected to serve as a director of the Company. The Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Ms. Coleman within the meaning of Item 404(a) of Regulation S-K. Mr. Irving has informed us that he owns a company from which a subsidiary of the Company’s parent, MGM Resorts International, leases certain property. The lease provides for an annual payment of $80,000, with a 6% increase each 5 years during the lease term, and the total estimated payments (inclusive of rent and operating costs) through the end of the lease term in 2032 are expected to be approximately $1.54 million. Ms. Coleman and Mr. Irving will be entitled to receive the same cash and equity compensation as the other non-MGM Resorts International employee directors as described under “Director Compensation” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2020 and incorporated herein by reference. Ms. Coleman and Mr. Irving will also receive a grant of restricted stock units with a target value of $135,000, effective July 1, 2020. The restricted stock units vest on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting. The grant was made pursuant to the Form of Restricted Stock Unit Agreement for non-employee directors previously filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the Commission on February 27, 2020 and incorporated herein by reference. On July 1, 2020, the Company issued a press release regarding the appointments of Ms. Coleman and Mr. Irving, a copy of which is furnished as Exhibit 99.l to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits:
99.1 aaa Press Release of the Company dated July 1, 2020.
104 aaaaCover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

July 1, 2020	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary

MGM Growth Properties Operating Partnership LP
	By:	MGM Growth Properties OP GP LLC, its general partner

July 1, 2020	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Secretary